UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2007

LEHMAN BROTHERS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:
(212) 526-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On May 8, 2007, Lehman Brothers Holdings Inc. (the “Company”) and Lehman Brothers Holdings Capital Trust VII (“Trust VII”) entered into an Underwriting Agreement (the “Fixed Rate MCAPS Underwriting Agreement”), with Lehman Brothers Inc., as representative of the other several underwriters named therein, with respect to the offer and sale by the Company and Trust VII and the purchase by the underwriters of $1,000,000,000 principal amount of 5.857% Mandatory Capital Advantaged Preferred Securities (“MCAPS”SM). The Fixed Rate MCAPS Underwriting Agreement is being filed as Exhibit 1.1 hereto.

In addition, on May 8, 2007, the Company and Lehman Brothers Holdings Capital Trust VIII (“Trust VIII”) entered into an Underwriting Agreement (the “Floating Rate MCAPS Underwriting Agreement”), with Lehman Brothers Inc., as representative of the other several underwriters named therein, with respect to the offer and sale by the Company and Trust VIII and the purchase by the underwriters of $500,000,000 principal amount of Floating Rate Mandatory Capital Advantaged Preferred Securities (“MCAPS”SM). The Floating Rate MCAPS Underwriting Agreement is being filed as Exhibit 1.2 hereto.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit 1.1

Underwriting Agreement, dated May 8, 2007, among Lehman Brothers Holdings Inc., Lehman Brothers Holdings Capital Trust VII and Lehman Brothers Inc., as representative of the several Underwriters named therein

Exhibit 1.2

Underwriting Agreement, dated May 8, 2007, among Lehman Brothers Holdings Inc., Lehman Brothers Holdings Capital Trust VIII and Lehman Brothers Inc., as representative of the several Underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Barrett S. DiPaolo
Barrett S. DiPaolo Vice President

Date: May 14, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit
Exhibit 1.1

Underwriting Agreement, dated May 8, 2007, among Lehman Brothers Holdings Inc., Lehman Brothers Holdings Capital Trust VII and Lehman Brothers Inc., as representative of the several Underwriters named therein

Exhibit 1.2

Underwriting Agreement, dated May 8, 2007, among Lehman Brothers Holdings Inc., Lehman Brothers Holdings Capital Trust VIII and Lehman Brothers Inc., as representative of the several Underwriters named therein